Atlantica, Inc. Announces New Symbol after Reverse Split

Salt Lake City, Utah (BUSINESS WIRE) – February 15, 2007 -- Atlantica, Inc. (OTC:BB AIAN), today announced the Company has received notice from the National Association of Securities Dealers, Inc. (the "NASD") that effective at the opening of business on February 15, 2007, the Company has effected a reverse split of its outstanding voting securities on a basis of one for 10. The new trading symbol on the OTC Bulletin Board (the "OTCBB") of the NASD is ATTC” as of February 15, 2007.

Safe Harbor

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the Company’s products, increased levels of competition for the Company, new products and technological changes, the Company’s dependence on third-party suppliers, and other risks detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission.

Contacts

Atlantica, Inc.

Duane Jenson, 801-278-9424